Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Holdings, Inc. Reports Second Quarter 2017 Financial Results

● Substantial Improvement in Operating Loss and Non-GAAP Adjusted EBITDA

● Significant progress with transition to dedicated sales organization

CARLSBAD, Calif., August 10, 2017 — Alphatec Holdings, Inc. (“Alphatec” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, announced today recent corporate highlights and financial results for its second quarter ended June 30, 2017.

Second Quarter 2017 Financial Highlights

•	Total revenues of $24.4 million; revenue from the Company’s U.S. commercial business of $21.9 million

•	General and administrative expenses declined by approximately $0.9 million sequentially

•	Cash burn improved to $6.4 million from $11.5 million sequentially; cash balance of $19.1 million at June 30, 2017

•	Operating loss of $0.7 million, sequential improvement from $3.4 million in the first quarter

•	Non-GAAP adjusted EBITDA of $1.2 million improved sequentially from $0.5 million in the first quarter

•	U.S. commercial gross margin of 71%

Organizational and Product Highlights

•	Continued transition of sales organization from non-exclusive to dedicated, building exceptional momentum with current and new potential distributors and surgeons. Sales from dedicated sales agents and distributors increased from less than 15% of U.S. commercial revenue in the first quarter to more than 18% in the second quarter

•	Enhanced sales, marketing and product development organizations with the addition of key sales leadership and engineering talent

•	Awarded patent for its innovative and novel uniplanar and monoaxial screws, currently marketed under the Arsenal Deformity product line

•	Awarded patent that distinguishes and protects proprietary features of the Alphatec Squadron Lateral Retractor, a key component of the Company’s Battalion Lateral System, which will be fully launched in late 2017 and will mark the Company’s entry into the $500M U.S. Lateral market

“We delivered results that were firmly in-line with our expectations,” said Terry Rich, CEO of Alphatec. “Importantly, we continued to make excellent progress executing on our priorities as we reposition the Alphatec brand. Despite our deliberate decision to disrupt short-term revenue by exiting non-strategic relationships, we continue to see positive traction from new and existing distributors. This sets us up well for revenue growth in the second half of 2017. I am extremely confident in the team, the culture we are building, and the expertise that surrounds me, and I believe that Alphatec is exceptionally well-positioned to drive future growth and shareholder value.”

Comparison of Financial Results for the Second Quarter 2017 to First Quarter 2017

Following is a table, comparing key second quarter 2017 results to key first quarter 2017 results. The Company believes that sequential results, at this time, are the best indicators for evaluating the Company’s core performance. These are the comparisons management uses in its own evaluation of continuing operating performance, given the re-focus of the Company’s strategy under Alphatec’s new leadership team.

	Three Months Ended		Change
	June 30, 2017	March 31, 2017	$000’s	%
	(unaudited)
U.S. commercial revenue	$21,877	$23,437	$(1,560)	(6.7%)
U.S gross profit	15,521	16,269	(748)	(4.6%)
U.S. gross margin	70.9%	69.4%	1.5%
Operating Expenses
Research and development	$990	$1,449	$(459)	(31.7%)
Sales and marketing	10,298	11,103	(805)	(7.3%)
General and administrative	5,351	6,223	(872)	(14.0%)
Amortization of intangible assets	172	172	—
Restructuring expenses	528	1,231	(703)	(57.1%)
Gain on sale of assets	(856)	—	(856)

Total operating expenses	$16,483	20,178	$(3,695)	(18.3%)
Operating loss	$(735)	$(3,399)	$2,664	78.4%
Loss from continuing operations	$(2,629)	$(5,424)	$2,795	51.5%
Adjusted EBITDA	$1,218	$508	$710	139.8%

U.S. commercial revenues for the second quarter of 2017 were $21.9 million, down $1.6 million, or approximately 7%, compared to $23.4 million in the first quarter of 2017. The sequential revenue decline was largely driven by deliberate decisions to discontinue non-strategic relationships.

U.S. gross profit and gross margin for the second quarter of 2017 were $15.5 million and 70.9%, respectively, compared to $16.3 million and 69.4%, respectively, for the first quarter of 2017. The gross margin improvement was a result of supply chain optimization and a sequential reduction in inventory kit write-offs related to distributor turnover.

Total operating expenses for the second quarter of 2017 were $16.5 million, reflecting a decrease of $3.7 million, an approximate 18% improvement over the first quarter of 2017. On a non-GAAP basis, excluding restructuring charges and a gain on sale of assets, total operating expenses in the second quarter of 2017 improved $2.1 million, or approximately 11%, compared to the first quarter of 2017. The improvements reflect the execution of operational improvement initiatives, including workforce reductions implemented in October 2016 and February 2017, consolidation of facilities, and ongoing successful efforts to reduce expenses.

GAAP loss from continuing operations for the second quarter of 2017 was $2.6 million, compared to a loss of $5.4 million for the first quarter of 2017.

Non-GAAP Adjusted EBITDA in the second quarter of 2017 was $1.2 million, compared to $0.5 million in the first quarter of 2017. For more detailed information, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures” that follows.

Current and Long-term debt includes $33.6 million in term debt and $8.9 million outstanding under the Company’s revolving credit facility at June 30, 2017. This compares to $34.2 million in term debt and $10.4 million outstanding under the Company’s revolving credit facility at March 31, 2017.

Cash and cash equivalents were $19.1 million at June 30, 2017, compared to $25.5 million reported at March 31, 2017.

Comparison of Financial Results for the Three and Six Months Ended June 30, 2017 and 2016

Revenue decreased on a year-over-year basis, resulting from the Company’s execution of the transition of its sales organization, in addition to the impact of lost revenue related to the financial and operational challenges the Company faced in 2016 prior to the sale of its international business. The year-over-year improvement in operating expenses is the result of a comprehensive initiative to reduce costs and drive operational efficiencies. For additional information, please reference the following financial statement tables and the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on August 11, 2017.

Non-GAAP Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures such as Adjusted EBITDA. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss), excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as sale of assets, impairments, restructuring expenses, severance expenses and transaction-related expenses. The Company believes that non-GAAP Adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. For completeness, management uses non-GAAP Adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Investor Conference Call

Alphatec will hold a conference today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. The conference ID number is 57049951. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.alphatecspine.com.

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiary Alphatec Spine, Inc., is a medical device company that designs, develops, and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company’s mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.alphatecspine.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the Alphatec brand and turning the Company into a growth organization. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company’s most recent annual report, and any subsequent quarterly and periodic reports, filed with the Securities and Exchange Commission. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Zack Kubow

The Ruth Group

(646) 536-7000

alphatec@theruthgroup.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

(760) 431-9286

jblack@alphatecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues	$24,379	$32,242	$52,357	$66,448
Cost of revenues	8,631	11,083	19,830	20,802

Gross profit	15,748	21,159	32,527	45,646
Operating expenses:
Research and development	990	2,072	2,439	5,713
Sales and marketing	10,298	12,794	21,401	27,734
General and administrative	5,351	6,274	11,574	15,278
Amortization of intangible assets	172	255	344	510
Restructuring expenses	528	84	1,759	173
Gain on sale of assets	(856)	—	(856)	—

Total operating expenses	16,483	21,479	36,661	49,408

Operating loss	(735)	(320)	(4,134)	(3,762)
Interest and other expense, net	(1,879)	(1,578)	(3,855)	(2,361)

Loss from continuing operations before taxes	(2,614)	(1,898)	(7,989)	(6,123)
Income tax provision	15	11	64	34

Loss from continuing operations	(2,629)	(1,909)	(8,053)	(6,157)
Loss from discontinued operations	(68)	(3,324)	(159)	(5,693)

Net loss	$(2,697)	$(5,233)	$(8,212)	$(11,850)

Net loss per share continuing operations	$(0.24)	$(0.22)	$(0.80)	$(0.73)
Net loss per share discontinued operations	(0.01)	(0.39)	(0.02)	(0.67)
Net loss per share - basic and diluted	$(0.24)	$(0.62)	$(0.82)	$(1.40)
Weighted-average shares - basic and diluted	11,047	8,488	10,033	8,477

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,107	$19,593
Accounts receivable, net	13,126	18,512
Inventories, net	29,810	30,093
Prepaid expenses and other current assets	2,114	4,262
Current assets of discontinued operations	69	364

Total current assets	64,226	72,824
Property and equipment, net	14,467	15,076
Intangibles, net	5,243	5,711
Other assets	222	516
Noncurrent assets of discontinued operations	39	61

Total assets	$84,197	$94,188

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,861	$8,701
Accrued expenses	23,917	27,589
Current portion of long-term debt	2,333	3,113
Current liabilities of discontinued operations	464	732

Total current liabilities	29,575	40,135
Total long term liabilities	62,569	71,954
Redeemable preferred stock	23,603	23,603
Stockholders’ deficit	(31,550)	(41,504)

Total liabilities and stockholders’ deficit	$84,197	$94,188

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2017	2016	2017	2016
Operating loss, as reported	$(3,399)	$(735)	$(320)	$(4,134)	$(3,762)
Add back:
Depreciation	1,634	1,636	1,775	3,270	4,029
Amortization of intangible assets	234	234	270	468	540

Total EBITDA	(1,531)	1,135	1,725	(396)	807
Add back significant items:
Stock-based compensation and stock price guarantee	808	411	659	1,219	1,523
Restructuring and other charges	1,231	528	84	1,759	173
Gain on sale of assets	—	(856)	—	(856)	—

EBITDA, as adjusted for significant items	$508	$1,218	$2,468	$1,726	$2,503

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues by source
U.S. commercial revenue	$21,877	$28,279	$45,314	$57,512
Other	2,502	3,963	7,043	8,936

Total revenues	$24,379	$32,242	$52,357	$66,448

Gross profit by source
U.S.	$15,521	$20,251	$31,790	$43,974
Other	227	908	737	1,672

Total gross profit	$15,748	$21,159	$32,527	$45,646

Gross profit margin by source
U.S.	70.9%	71.6%	70.2%	76.5%
Other	9.1%	22.9%	10.5%	18.7%
Total gross profit margin	64.6%	65.6%	62.1%	68.7%